TEMPLETON FUNDS, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION

                  Templeton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland that:

                  FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

                  SECOND: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue a total of Three Billion Nine Hundred Million (3,900,000,000) shares of Common Stock, par value of $1.00 per share, having an aggregate par value of Three Billion Nine Hundred Million dollars ($3,900,000,000). Of such Three Billion Nine Hundred Million (3,900,000,000) shares of Common Stock, One Billion Two Hundred Million (1,200,000,000) shares were classified as, and allocated to, the Templeton World Fund series, and Two Billion Seven Hundred Million (2,700,000,000) shares were classified as, and allocated to, the Templeton Foreign Fund series. The shares of the Templeton World Fund series were further sub-divided into classes (sub-series) as follows:

                  (i) Eight Hundred Million (800,000,000) shares had been classified as Templeton World Fund Class A shares of Common Stock;

                  (ii) Two Hundred Million (200,000,000) shares had been classified as Templeton World Fund Class B shares of Common Stock;

                  (iii) Two Hundred Million (200,000,000) shares had been classified as Templeton World Fund Class C shares of Common stock;

The shares of the Templeton Foreign Fund series were further sub-divided into classes (sub-series) as follows:

                  (i) Two Billion (2,000,000,000) shares had been classified as Templeton Foreign Fund Class A shares of Common Stock;

                  (ii) One Hundred Million (100,000,000) shares had been classified as Templeton Foreign Fund Class B shares of Common Stock;

                  (iii) Three Hundred Million (300,000,000) shares had been classified as Templeton Foreign Fund Class C shares of Common Stock;

                  (iv) Two Hundred Million (200,000,000) shares had been classified as Templeton Foreign Fund Advisor Class shares of Common Stock; and

                  (v) One Hundred Million (100,000,000) shares had been classified as Templeton Foreign Fund Class R shares of Common Stock.

                  THIRD: The Board of Directors of the Corporation, at a meeting held on February 28, 2006, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from Three Billion Nine Hundred Million (3,900,000,000) shares to Four Billion Four Hundred Million (4,400,000,000) shares, and classified and allocated Three Hundred Million (300,000,000) of the authorized, unissued and unclassified shares of Common Stock resulting from such increase to the Templeton Foreign Fund series, and classified and allocated Two Hundred Million (200,000,000 ) shares of the authorized, unissued and unclassified shares of Common Stock resulting from such increase to the Templeton World Fund Series. The Board also adopted resolutions classifying and allocating the additional Three Hundred Million (300,000,000) shares classified and allocated to the Templeton Foreign Fund series as additional Advisor Class shares of the Templeton Foreign Fund series. The Board also adopted resolutions classifying and allocating the additional Two Hundred Million (200,000,000) shares classified and allocated to the Templeton World Fund series as a new class of the Templeton World Fund series, such class being designated as the "Advisor Class" shares of the Templeton World Fund series. The Board also adopted resolutions reallocating One Hundred Million (100,000,000) of the authorized but unissued Class B shares of the Templeton World Fund series as authorized but unissued Advisor Class shares of the Templeton World Fund series.

                  FOURTH: The Advisor Class shares of the Templeton World Fund series shall represent proportionate interests in the same portfolio of investments as the existing classes of Common Stock of the Templeton World Fund series of the Corporation. The Advisor Class shares of the Templeton World Fund series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemptions as the existing classes of shares of the Templeton World Fund series, all as set forth in the Corporation's charter except for the differences therein or hereinafter set forth:

                    1. The dividends and distributions of investment income and capital gains with respect to the Advisor Class shares of the Templeton World Fund series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to that class from the dividends and distributions of investment income and capital gains with respect to other classes of shares of the Templeton
                       World Fund series, to reflect differing allocations of expenses of the Templeton World Fund series among the classes and any resultant difference among the net asset value per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Templeton World Fund series among its classes of Common a manner that is consistent with any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the 1940 Act.

                    2. Except as otherwise may be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of Advisor Class shares of the Templeton World Fund series shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of Advisor Class shares of the Templeton World Fund series; and (ii) no voting rights with respect to the provisions of any 12b-1 Plan applicable to any other class of Templeton World Fund series or with regard to any other matter submitted to a vote of stockholders which does not affect holders of Advisor Class shares.

                  FIFTH: As supplemented hereby, the Corporation's charter authorizes the issuance of Four Billion Four Hundred Million (4,400,000,000) shares of Common Stock, par value of $1.00 per share, having an aggregate par value of Four Billion Four Hundred Million dollars ($4,400,000,000). Of such Four Billion Four Hundred Million (4,400,000,000) shares of Common Stock, One Billion Four Hundred Million (1,400,000,000) shares have been classified as, and allocated to, the Templeton World Fund series, and Three Billion (3,000,000,000) shares have been classified as, and allocated to, the Templeton Foreign Fund series. The shares of the Templeton World Fund series have been further sub-divided into classes (sub-series) as follows:

                    (i) Eight Hundred Million (800,000,000) shares have been
                        classified as Templeton World Fund Class A shares of Common Stock;

                   (ii) One Hundred Million (100,000,000) shares have been
                        classified as Templeton World Fund Class B shares of Common Stock;

                  (iii) Two Hundred  Million  (200,000,000)  shares have been classified as Templeton World Fund Class C shares of Common Stock; and

                   (iv) Three Hundred Million (300,000,000)  shares have been classified as Templeton World Fund Advisor Class shares of Common Stock.

The shares of the Templeton Foreign Fund series have been further sub-divided into classes (sub-series) as follows:

                    (i) Two Billion (2,000,000,000) shares have been classified as Templeton Foreign Fund Class A shares of Common
                        Stock;

                   (ii) One Hundred Million (100,000,000) shares have been
                        classified as Templeton Foreign Fund Class B shares of Common Stock;

                  (iii) Three Hundred Million (300,000,000) shares have been classified as Templeton Foreign Fund Class C shares of Common Stock;

                   (iv) Five Hundred Million (500,000,000) shares have been
                        classified as Templeton Foreign Fund Advisor Class shares of Common Stock; and

                   (v) One Hundred Million (100,000,000) shares have been
                       classified as Templeton Foreign Fund Class R shares of Common Stock.

                  SIXTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law; and the shares designated, classified and/or reclassified pursuant to these Articles Supplementary have been so designated, classified and/or reclassified by the Board of Directors under the authority contained in the Corporation's charter.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 28th day of July, 2006.


                              TEMPLETON FUNDS, INC.

                              By: /s/JIMMY D. GAMBILL
                                ---------------------------
                                  Jimmy D. Gambill
                                  Seniior Vice President and
                                  Chief Executive Officer



WITNESS:/s/ROBERT C. ROSSELOT
        -------------------------
         Robert C. Rosselot
         Secretary